Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Stacy Feit
(818) 871-3000
investorrelations@thecheesecakefactory.com

THE CHEESECAKE FACTORY REPORTS PRELIMINARY RESULTS FOR

FIRST QUARTER OF FISCAL 2020

CALABASAS HILLS, Calif., – May 5, 2020 – The Cheesecake Factory Incorporated (NASDAQ: CAKE) today reported preliminary financial results for the first quarter of fiscal 2020, which ended on March 31, 2020.

Total revenues were $615.1 million in the first quarter of fiscal 2020 compared to $599.5 million in the first quarter of fiscal 2019. Preliminary net loss and diluted net loss per share were $3.9 million and $0.09, respectively, in the first quarter of fiscal 2020 reflecting the impact of COVID-19. The results in this press release include the acquisition of North Italia and the remaining business of Fox Restaurant Concepts LLC (“FRC”) on October 2, 2019.

The Company recorded pre-tax COVID-19 related charges of $4.0 million primarily related to healthcare and meal benefits for the Company’s furloughed staff members. Excluding the after-tax impact of this and certain other items, adjusted preliminary net income and adjusted diluted preliminary net income per share for the first quarter of fiscal 2020 were $1.6 million and $0.04, respectively. Please see the Company’s reconciliation of non-GAAP financial measures at the end of this press release.

The impact of COVID-19 on the Company’s business has resulted in the need to perform impairment assessments of the Company’s long-lived assets, goodwill and other intangible assets and a revaluation of contingent consideration associated with the acquisition of FRC, which will delay the filing of the Company’s quarterly report on Form 10-Q. These preliminary financial results do not include these items and the corresponding tax effects, all of which are currently being evaluated. While these items are non-cash in nature, the impact on reported results is expected to be material.

Comparable restaurant sales at The Cheesecake Factory restaurants decreased 12.9% in the first quarter of fiscal 2020, reflecting the impact of COVID-19. Currently, 32 locations across the Company’s concepts, including three Cheesecake Factory restaurants, are temporarily closed with the remaining locations shifted to an off-premise only operating model.

“Our first quarter was off to a solid start with comparable sales growth both ahead of plan and outperforming the broader casual dining industry trend, which drove solid restaurant-level margin results through February,” said David Overton, Chairman and Chief Executive Officer. “That trajectory was impacted by the onset of COVID-19 and the associated social distancing and shelter-in-place orders that required us to close our restaurant dining rooms and shift to an off-premise only operating model in March.”

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Overton continued, “Our restaurant teams have done a tremendous job executing in this environment in the face of significant adversity, and we have seen sales volumes accelerate. At the same time, we have made very difficult, yet necessary decisions to manage costs and preserve cash, while ensuring that we are well-positioned for the eventual reopening of our restaurant dining rooms, although we expect capacity restrictions for some time as social distancing protocols remain in place. With our experienced management teams, long-standing and strong off-premise business and a strengthened liquidity position, we believe we will continue to be able to effectively manage through and ultimately emerge from this crisis even stronger as we have proven in prior cycles.”

Overton concluded, “I want to thank our teams for everything they are doing to support our business during this unprecedented time. While the duration of COVID-19 and what the reopening of the economy will look like remains uncertain, we look forward to getting our affected staff members back to work as soon as practicable.”

Development

The Company opened the following Company-owned restaurants during the first quarter:

Concept	Number of Units
The Cheesecake Factory	-
North Italia	1
Fox Restaurant Concepts
Flower Child	1

The Company has suspended new unit development until more clarity on the restaurant industry operating environment emerges.

Balance Sheet

As of March 31, 2020, cash and cash equivalents totaled $81.0 million and total debt was $380.0 million.

On April 20, 2020, the Company announced that it closed a $200 million convertible preferred investment from affiliates of Roark Capital. As of April 30, 2020, the Company’s cash balance was approximately $260 million.

On May 1, 2020, the Company entered into an amendment to its revolving credit facility that, among other changes, provides for net adjusted leverage ratio and EBITDAR to interest and rent expense coverage ratio covenant relief through the first quarter of fiscal 2021.

To preserve liquidity and in conjunction with the terms of the credit facility amendment, the Company’s Board of Directors has suspended the quarterly dividend on its common stock, as well as share repurchases.

Conference Call and Webcast

The Company will hold a conference call to review its results for the first quarter of fiscal 2020 today at 2:00 p.m. Pacific Time. The conference call will be webcast live on the Company’s website at investors.thecheesecakefactory.com and a replay of the webcast will be available through June 4, 2020.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated is a leader in experiential dining. We are culinary forward and relentlessly focused on hospitality. Delicious, memorable experiences created by passionate people – this defines who we are and where we are going. We currently own and operate 294 restaurants throughout the United States and Canada under brands including The Cheesecake Factory®, North Italia® and a collection within the Fox Restaurant Concepts subsidiary. Internationally, 26 The Cheesecake Factory® restaurants operate under licensing agreements. Our bakery division operates two facilities that produce quality cheesecakes and other baked products for our restaurants, international licensees and third-party bakery customers. In 2020, we were named to the FORTUNE Magazine “100 Best Companies to Work For®” list for the seventh consecutive year. To learn more, visit www.thecheesecakefactory.com, www.northitalia.com and www.foxrc.com.

From FORTUNE. ©2020 Fortune Media IP Limited. FORTUNE 100 Best Companies to Work For is a trademark of Fortune Media IP Limited and is used under license. FORTUNE and Fortune Media IP Limited are not affiliated with, and do not endorse products or services of, Licensee.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, without limitation, statements regarding sales volumes accelerating, reopening of the Company’s restaurant dining rooms, the Company’s ability to emerge from the COVID-19 crisis and the Company’s strengthened liquidity position. Such forward-looking statements include all other statements that are not historical facts, as well as statements that are preceded by, followed by or that include words or phrases such as “believe,” “plan,” “will likely result,” “expect,” “intend,” “will continue,” “is anticipated,” “estimate,” “project,” “may,” “could,” “would,” “should” and similar expressions. These statements are based on current expectations and involve risks and uncertainties which may cause results to differ materially from those set forth in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. These forward-looking statements may be affected by various factors including: the rapidly evolving nature of the COVID-19 outbreak and related containment measures, including the potential for a complete shutdown of the Company’s restaurants, international licensee restaurants and the Company’s bakery operations; economic, public health and political conditions that impact consumer confidence and spending, including the impact of COVID-19 and other health epidemics or pandemics on the global economy; changes in laws impacting the Company’s business, including laws and regulations related to COVID-19 impacting restaurant operations and customer access to off- and on-premise dining, and increases in minimum wages and benefit costs; the economic health of the Company’s landlords and other tenants in retail centers in which its restaurants are located, and the Company’s ability to successfully continue its lease arrangements with landlords; unanticipated costs that may arise due to a return to normal course of business, including potential negative impacts from furlough actions; the economic health of suppliers, licensees, vendors and other third parties providing goods or services to the Company; the timing of the resumption of the Company’s new unit development; compliance with debt covenants; strategic capital allocation decisions including share repurchases and dividends; acceptance and success of The Cheesecake Factory in international markets; acceptance and success of North Italia and the Fox Restaurant Concepts restaurants; the risks of doing business abroad through Company-owned restaurants and/or licensees; foreign exchange rates, tariffs and cross border taxation; changes in unemployment rates; adverse weather conditions in regions in which the Company’s restaurants are located; factors that are under the control of government agencies, landlords and other third parties; the risk, costs and uncertainties associated with opening new restaurants; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Forward-looking statements speak only as of the dates on which they are made and the Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by law. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC, which are available at www.sec.gov.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

The Cheesecake Factory Incorporated

Preliminary Condensed Consolidated Financial Statements

(unaudited; in thousands, except per share and statistical data)

The following tables present preliminary financial results for the 13 weeks ended March 31, 2020 and do not include impairments of the Company's long-lived assets, goodwill and other intangible assets and the revaluation of contingent consideration associated with the acquisition of Fox Restaurant Concepts LLC ("FRC"), as well as corresponding tax effects, as a result of the impact of COVID-19, all of which are currently being evaluated. While these items are all non-cash, the impact on reported results is expected to be material.

	13 Weeks Ended		13 Weeks Ended
Consolidated Statements of Income	March 31, 2020		April 2, 2019
	Amount	Percent of Revenues	Amount	Percent of Revenues

Revenues	$615,106	100.0%	$599,481	100.0%
Costs and expenses:
Cost of sales	140,905	22.9%	136,187	22.7%
Labor expenses	237,647	38.7%	217,310	36.2%
Other operating costs and expenses	167,971	27.3%	153,221	25.6%
General and administrative expenses	43,960	7.1%	39,123	6.5%
Depreciation and amortization expenses	23,562	3.8%	21,362	3.6%
Impairment of assets and lease terminations(1)	324	0.1%	-	0.0%
Acquisition-related costs	1,236	0.2%	-	0.0%
Acquisition-related contingent consideration, compensation and amortization expenses(2)	1,948	0.3%	-	0.0%
Preopening costs	3,119	0.5%	2,130	0.4%
Total costs and expenses	620,672	100.9%	569,333	95.0%
(Loss)/income from operations	(5,566)	(0.9)%	30,148	5.0%
Loss on investment in unconsolidated affiliates	-	0.0%	(1,450)	(0.2)%
Interest and other (expense)/income, net	(1,518)	(0.3)%	2	0.0%
(Loss)/income before income taxes	(7,084)	(1.2)%	28,700	4.8%
Income tax (benefit)/provision(3)	(3,151)	(0.6)%	1,716	0.3%
Net (loss)/income	$(3,933)	(0.6)%	$26,984	4.5%

Basic net (loss)/income per share	$(0.09)		$0.61
Basic weighted average shares outstanding	43,773		44,255

Diluted net (loss)/income per share	$(0.09)		$0.60
Diluted weighted average shares outstanding	44,137		44,984

(1) Excludes adjustments for impairment of long-lived assets, goodwill and other intangible assets due to COVID-19. The Company's assessment of these assets is in process.

(2) Excludes the impact of COVID-19 on the revaluation of contingent consideration associated with the acquisition of FRC. The Company's assessment of this liability is in process.

(3) Excludes the income tax impact of impairments of long-lived assets, goodwill and other intangible assets and the revaluation of contingent consideration associated with the acquisition of FRC.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

	13 Weeks Ended	13 Weeks Ended
Selected Segment Information	March 31, 2020	April 2, 2019
Revenues:
The Cheesecake Factory restaurants	$488,471	$548,633
North Italia	30,512	-
Other FRC	35,583	-
Other	60,540	50,848
Total	$615,106	$599,481

Preliminary (loss)/income from operations:(1)
The Cheesecake Factory restaurants	$39,275	$65,939
North Italia	(562)	-
Other FRC	2,975	-
Other	(47,254)	(35,791)
Total	$(5,566)	$30,148

Preopening costs:
The Cheesecake Factory restaurants	$1,414	$1,481
North Italia	953	-
Other FRC	(159)	-
Other	911	649
Total	$3,119	$2,130

Depreciation and amortization:
The Cheesecake Factory restaurants	$17,277	$17,608
North Italia	965	-
Other FRC	1,201	-
Other	4,119	3,754
Total	$23,562	$21,362

(1) Excludes the impact of COVID-19 as it relates to impairments of the Company's long-lived assets, goodwill and other intangible assets and the revaluation of contingent consideration associated with the acquisition of FRC.

The Cheesecake Factory restaurants operating information:
Comparable restaurant sales	(12.9)%	1.3%
Restaurants opened during period	-	-
Restaurants open at period-end	206	201
Restaurant operating weeks	2,674	2,613

North Italia operating information:
Comparable restaurant sales	(12.0)%	-
Restaurants opened during period	1	-
Restaurants open at period-end	23	-
Restaurant operating weeks	290	-

Fox Restaurant Concepts (FRC) operating information:
Restaurants opened during period	1	-
Restaurants open at period-end	50	-

Number of company-owned restaurants:
The Cheesecake Factory	206
North Italia	23
Fox Restaurant Concepts (FRC)	50
Other	15
Total	294

Number of international-licensed restaurants:
The Cheesecake Factory	26

Selected Consolidated Balance Sheet Information	March 31, 2020	December 31, 2019
Cash and cash equivalents	$81,023	$58,416
Long-term debt	380,000	290,000

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Reconciliation of Non-GAAP Results to Preliminary GAAP Results

In addition to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”) in this press release, the Company is providing non-GAAP measurements which present preliminary net (loss)/income and diluted preliminary net (loss)/income per share excluding the impact of certain items. The non-GAAP measurements are intended to supplement the presentation of the Company’s financial results in accordance with GAAP. These non-GAAP measures are calculated by eliminating from net (loss)/income and diluted net (loss)/income per share the impact of items the Company does not consider indicative of its ongoing operations. The Company uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons.

The Cheesecake Factory Incorporated

Reconciliation of Non-GAAP Financial Measures

(unaudited; in thousands, except per share data)

	13 Weeks Ended	13 Weeks Ended
	March 31, 2020	April 2, 2019
Preliminary net (loss)/income (GAAP)(1)	$(3,933)	$26,984
COVID-19 related costs(2)	3,955	-
Impairment of assets and lease terminations	324	-
Loss on investment in unconsolidated affiliates(3)	-	1,450
Acquisition-related costs(4)	1,236	-
Acquisition-related contingent consideration, compensation and amortization expenses(5)	1,948	-
Tax effect of adjustments(6)	(1,939)	(377)
Adjusted preliminary net income (non-GAAP)	$1,591	$28,057

Diluted preliminary net (loss)/income per share (GAAP)	$(0.09)	$0.60
COVID-19 related costs	0.09	-
Impairment of assets and lease terminations	0.01	-
Loss on investment in unconsolidated affiliates	-	0.03
Acquisition-related costs	0.03	-
Acquisition-related contingent consideration, compensation and amortization expenses	0.04	-
Tax effect of adjustments	(0.04)	(0.01)
Adjusted diluted preliminary net income per share (non-GAAP)	$0.04	$0.62

(1) Represents preliminary financial results for the 13 weeks ended March 31, 2020 and does not include the impact of COVID-19 as it relates to impairments of the Company's long-lived assets, goodwill and other intangible assets and the revaluation of contingent consideration associated with the acquisition of FRC, as well as corresponding tax effects, all of which are currently being evaluated.

(2) Represents incremental costs associated with COVID-19 primarily related to healthcare and meal benefits for furloughed staff members. These costs were recorded in labor expenses and other operating costs and expenses on the consolidated statements of income.

(3) Represents the Company's share of pre-acquisition losses incurred by North Italia and Flower Child.

(4) Represents costs incurred to effect and integrate the North and FRC acquisition.

(5) Represents changes in the fair value of the deferred consideration and contingent consideration and compensation liabilities related to the North and FRC acquisition, as well as amortization of acquired definite-lived licensing agreements.

(6) Based on the federal statutory rate and an estimated blended state tax rate, the tax effect on all adjustments assumes a 26% tax rate for fiscal 2020 and 2019.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100